EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
General Mills, Inc.:



We consent to the use of our reports dated June 24, 2002 with respect to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 26, 2002 and May 27, 2001, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the fiscal years in the three-year period ended May 26, 2002, incorporated by reference herein.


                                                     /s/KPMG LLP
                                                     KPMG LLP


Minneapolis, Minnesota
January 24, 2003